     As filed with the Securities and Exchange Commission on July 26, 1996.

                                                   Registration No. 333-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         WESTERN MICRO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             California                            94-2414428
  -------------------------------        ------------------------------
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

       254 E. Hacienda Avenue
        Campbell, California                          95008
   ------------------------------        ------------------------------
       (Address of Principal                       (Zip Code)
         Executive Offices)

              WESTERN MICRO TECHNOLOGY, INC. 1994 STOCK OPTION PLAN
           -----------------------------------------------------------
                            (Full title of the plan)


           JAMES W. DORST                           Copy to:
      Chief Financial Officer              KATHARINE A. MARTIN, ESQ.
   Western Micro Technology, Inc.        Pillsbury Madison & Sutro LLP
       254 E. Hacienda Avenue                 2700 Sand Hill Road
     Campbell, California 95008               Menlo Park, CA 94025
          (408) 983-5950                         (415) 233-4500
- -----------------------------------        --------------------------
    (Name, address and telephone
    number, including area code,
       of agent for service)

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

Title of             Amount     Proposed Maximum      Proposed        Amount of
Securities To        To Be      Offering Price    Maximum Aggregate Registration
Be Registered     Registered(1)   per Share(2)    Offering Price(1)      Fee

- --------------------------------------------------------------------------------

Common Stock,       350,000         $6.875          $2,406,250         $829.74
without par value

- --------------------------------------------------------------------------------

(1)   Calculated pursuant to General Instruction E on Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on July 22, 1996.

(3)   The Registration Fee has been calculated pursuant to Rule 457(h).
                                _________________
      The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

- --------------------------------------------------------------------------------

                               Page 1 of 26 pages
                        Exhibit Index Appears on page 9.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.  Plan Information.*
- ------   ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
- ------   -----------------------------------------------------------

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents By Reference.
- ------   -----------------------------------------------

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

         (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (ii) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996; and

         (iii) The information with regard to the Registrant's capital stock contained in the Registrant's Registration Statement on Form 10, filed with the Commission pursuant to section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

In addition, all documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
- ------   -------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
- ------   --------------------------------------

     Not Applicable.

Item 6.  Indemnification of Officers and Directors.
- ------   -----------------------------------------

     Sections 204 and 317 of the General Corporation Law of the State of California (the "General Law") empower a corporation to indemnify its directors, officers, employees and agents (collectively "Agents") under certain circum-stances. Article Sixth of the Registrant's Certificate of Amendment of Articles of Incorporation authorizes the Registrant to indemnify its Agents in excess of the indemnification otherwise permitted by Section 317 of the General Law, subject to applicable limits set forth in Section 204 of the General Law with respect to actions for breach of duty to the Registrant and its shareholders. Article IX of the Registrant's Bylaws empowers the Registrant to indemnify Agents of the Registrant pursuant to certain requirements, except as prohibited by law.

     The Registrant has also entered into agreements with its directors and certain officers to provide indemnity to such persons against certain liabili-ties and expenses by reason of their being or having been directors or officers to the maximum extent permitted by applicable laws.

     The directors and officers of the Registrant have a policy of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or pro-ceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of their being or having been directors or officers.

Item 7.  Exemption from Registration Claimed.
- ------   -----------------------------------

     Not Applicable.

Item 8.  Exhibits.
- ------   --------

     See Index to Exhibits on page 9.

Item 9.  Undertakings.
- ------   ------------

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for pur-poses of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of Campbell, State of California, on July 19, 1996.

                             WESTERN MICRO TECHNOLOGY, INC.



                             By       /s/ P. SCOTT MUNRO
                                ------------------------------------------------
                                        P. Scott Munro
                                          President,
                                   Chief Executive Officer,
                                    Secretary and Director



                             By      /s/ JAMES W. DORST
                                ------------------------------------------------
                                        James W. Dorst
                                    Chief Financial Officer
                                   (Principal Financial and
                                      Accounting Officer)

                                POWER OF ATTORNEY
                                -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints P. Scott Munro and James W. Dorst, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registra-tion Statement has been signed by the following persons in the capacities and on the date indicated:


              Signature                         Title                Date
              ---------                         -----                ----

         /s/ P. SCOTT MUNRO                President, Chief      July 19, 1996
         ------------------               Executive Officer,
            P. Scott Munro              Secretary and Director
                                         (Principal Executive
                                               Officer)

         /s/ JAMES W. DORST            Chief Financial Officer   July 19, 1996
         ------------------            (Principal Financial and
            James W. Dorst               Accounting Officer)

       /s/ JAMES J. HEFFERNAN                  Director          July 19, 1996
       ----------------------
          James J. Heffernan

                                               Director          July 19, 1996
        --------------------
           Jerome A. Martin

       /s/ K. WILLIAM SICKLER                  Director          July 19, 1996
       ----------------------
          K. William Sickler

              Signature                         Title                Date
              ---------                         -----                ----

         /s/ J. LARRY SMART                    Director          July 19, 1996
         ------------------
            J. Larry Smart

       /s/ WILLIAM H. WELLING                  Director          July 19, 1996
       ----------------------
          William H. Welling

                                INDEX TO EXHIBITS
                                -----------------


 Exhibit                                            Sequentially
 Number                   Exhibit                   Numbered Page
 -------                  -------                   -------------

   4.1   1994 Stock Option Plan                          10

   5.1   Opinion regarding legality of securities        25
         to be offered.

  23.1   Consent of Independent Auditors.                26

  23.2   Consent of Pillsbury Madison & Sutro LLP
         (included in Exhibit 5.1).

  24.1   Power of Attorney (see pages 7-8).